Exhibit 10.8

AMENDED AND RESTATED
THE NETPLEX GROUP, INC.
EMPLOYEE DEFERRED COMPENSATION PLAN

Original Plan effective date: August 6, 2001

Restated as of: September 30, 2002

SECTION 1

INTRODUCTION

The Netplex Group, Inc. established the Netplex Group, Inc. Employee Deferred Compensation Plan effective as of August 6, 2001 to provide deferred benefits, in the form of employer stock, to its employees and the employees of participating subsidiaries and affiliates. The original Plan was an unfunded, deferred compensation plan that exclusively provided benefits in the form of Netplex Group, Inc. shares. By this document, The Netplex Group, Inc. amends and restates the Plan, effective as of September 30, 2002, to provide for a non-employer stock investment alternative and to provide a funding vehicle for the deferrals that are to be invested in employer stock.

1.1    Adoption. Pursuant to revised Section 12, The Netplex Group, Inc., (“NGI”) hereby establishes the Netplex Group, Inc. Employee Deferred Compensation Plan for employees of Netplex Group, Inc. and its subsidiaries and affiliates (hereinafter collectively referred to as “Netplex”) as set forth herein. The Plan is restated pursuant to (revised) Section 10.1 as of September 30, 2002 and henceforth is intended to work in conjunction with the Netplex Group, Inc. Employee Deferred Compensation Plan Trust.

1.2    Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1	Annual Valuation Date—shall mean each December 31.

1.2.2
Beneficiary—shall mean the person or persons designated by a Participant (or automatically by operation of the Plan) to receive the benefits payable under this Plan in the event of the Participant’s death. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.3
Benefit—shall mean the lump sum cash payment equal to the present value of the unconverted non-elective and elective deferrals and NGI shares as represented by Share Units, and distributed pursuant to Section 6.

1.2.4
Benefit Account—shall mean an account specifically established by Netplex on behalf of a Participant, to which is credited the contributions made by Netplex on behalf of the Participant pursuant to the Participant’s non-elective deferrals and those made by the Participant pursuant to his elective deferrals. All or a portion of a Plan Participant’s Benefit Account may be converted into NGI Share Units, which will remain as part of a Participant’s Benefit Account.

1.2.5	CFO—Chief Financial Officer of NGI.

1.2.6	Code—shall mean the Internal Revenue Code of 1986, as amended, and includes any regulations thereunder.

1.2.7
Compensation—shall mean all earnings from services rendered by the Employee to Netplex, including but not limited to the gross salary of the Employee, prior to any deduction for federal or state income tax, Social Security contributions, or pension plan contributions; subject, however, to the following:

(a)
Pre-Participation Employment. Remuneration paid by Netplexto an Employee attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Compensation.

(b)
Attribution to Periods. A Participant’s Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued; provided, however, amounts earned but not paid in a Plan Year because of the timing of pay periods and pay days may be included in the Plan Year when earned if these amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants and no amount is included in more than one Plan Year.

(c)	Excluded Periods. Amounts received after the Participant’s termination of employment shall not be taken into account in determining a Participant’s Compensation.

1.2.8	Deferral—shall mean the amount of Compensation not yet earned, which Netplex, or the Participant shall defer in accordance with the provisions of the Plan.

1.2.9
Disability—shall mean a medically determinable physical or mental impairment which: (i) renders the individual incapable of performing any substantial gainful employment, (ii) can be expected to be of long continued and indefinite duration or result in death, and (iii) is evidenced by a certification to this effect by a doctor of medicine approved by the Committee. In lieu of such a certification, the Committee may accept, as proof of Disability, the official written determination that the individual will be eligible for disability benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). Notwithstanding the foregoing, no Participant will be considered to have a Disability unless such doctor’s determination or official Social Security determination is received by the Committee within twelve (12) months after the Participant’s last day of active work with Netplex. The Committee shall determine the date on which the Disability shall have occurred if such determination is necessary.

1.2.10	Distribution—The delivery of a Plan Participant’s Benefit Account.

1.2.11	Effective Date—shall mean that date identified in Section 12.

1.2.12	Employee—shall mean any person who is employed by Netplex. The term shall also include leased co-employees of Netplex selected at the sole discretion of the Plan Administrator.

1.2.13	Enrollment Date—shall mean the first day of a payroll period or such other dates as the Plan Administrator may designate.

1.2.14	Netplex—shall mean The Netplex Group, Inc. and its subsidiaries and affiliates that have adopted the Amended and Restated Netplex Group, Inc. Employee Deferred Compensation Plan.

1.2.15	NGI—shall mean The Netplex Group, Inc.

1.2.16
Participant—shall mean an Employee of Netplex, who is designated as eligible to participate in this Plan at the sole discretion of the Plan Administrator and has an account balance in his Benefit Account.

1.2.17
Plan—shall mean the deferred compensation plan maintained by Netplex established for the benefit of Participants eligible to participate therein, as set forth in this Plan, and is referred to as the “AMENDED AND RESTATED NETPLEX GROUP, INC. EMPLOYEE DEFERRED COMPENSATION PLAN.”

1.2.18	Plan Administrator—shall mean the person or persons appointed by Netplex under Section 8.1.

1.2.19	Plan Year—shall mean the twelve (12) consecutive month period ending on the last day of December in each year.

1.2.20
Rules of Interpretation. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan and not to any particular paragraph or Section of this Plan unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan are inserted for convenience of reference only and are not part of this Plan, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Virginia and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Virginia.

1.2.21	Share Unit—Conversion amount of credit given a Participant’s Benefit Account equal to the value of one NGI share.

1.2.22	Trust—shall mean the trust that will be established pursuant to Section 9 to hold the NGI shares that are purchased with Elective or Non-elective Deferrals.

1.2.23	Trust Agreement—shall mean the Netplex Group, Inc. Deferred Compensation Plan Trust, which is properly authorized and executed in conjunction with the Plan.

1.2.24	Trust Fund—means the NGI shares that are held in the Trust pursuant to this Plan.

1.2.25	Trustee—shall mean the person(s) or institution acting as Trustee of the Trust.

SECTION 2

PARTICIPATION

2.1.    Eligibility. Participation in the Plan may be granted to any Employee or leased co-employee of Netplex, selected by Netplex at its sole discretion, who has the capacity of making a substantial contribution to the success of Netplex (“Eligible Employee”).

SECTION 3

CONTRIBUTIONS

3.1.    Deferred Compensation.

3.1.1
Non-elective Deferral. Netplex may defer a percentage of a Participant’s compensation into his Benefit Account on a non-elective basis, periodically as earned. The amount and frequency of these non-elective deferrals shall be determined by the Plan Administrator.

3.1.2
Elective Deferral. Participants may, at the discretion of the Plan Administrator, make a prospective, irrevocable election to defer compensation under the Plan to their Benefit Account. Participants may elect to receive Share Units in lieu of some or all of their unearned cash compensation; either bonus or base compensation. In order to avoid constructive receipt of the deferred compensation, an election to defer compensation to a Benefit Account in exchange for yet-to-be earned compensation shall be made in writing prior to the beginning of the calendar quarter in which the Participant would otherwise have the unqualified right to receive the compensation, and not later than the 15th of the month immediately preceding the quarter to which the election pertains. An exception to this rule will be made in the first Plan year. In that case, elections to exchange cash compensation may be made in the same calendar quarter in which the Participant would have otherwise had an unqualified right to receive the cash compensation; so long as the election is made at least two (2) calendar weeks before said unqualified right to receive the cash compensation would have arisen. Elections pertaining to bonus compensation must be made at least one month prior to the date on which the Participant would obtain an unqualified right to receive the money. All deferrals will cease upon determination that NGI is insolvent.

3.1.3	Primary Limitations. In any event, the minimum elective deferral shall be $5,000 per Plan Year, except in the first Plan Year or where an Employee becomes newly eligible during the Plan Year.

3.2.    Leaves of Absence. A Participant’s Elective and Non-elective Deferrals will remain in effect during an approved leave of absence with Compensation.

SECTION 4

BENEFIT ACCOUNTS

4.1    Status. This Plan is an unfunded Employee Deferred Compensation Plan for purposes of the Employee Retirement Income Security Act (“ERISA”) and the Internal Revenue Code (“IRC”). Nevertheless, it provides for the deposit of actual NGI shares into the Netplex Group, Inc. Deferred Compensation Trust (“Trust”), and tracking by the Participant’s Benefit Account. Each Participant’s deferred compensation may be converted into Share Units at a ratio to be determined at the sole discretion of the Plan Administrator. The Plan Administrator shall credit each Participant’s Benefit Account with the corresponding number of Share Units and deposit said units into the Trust. The Plan Administrator shall track such Share Units credited to each Participant’s Benefit Account from the date of conversion until Distribution as described in Section 6 of the Plan. The Plan Administrator shall also track unconverted deferrals credited to each Participant’s Benefit Account from the date of deferral until Distribution as described in Section 6 of the Plan.

4.2    Deferral of Compensation.

4.2.1
Non-elective Deferrals. A percentage of each Participant’s Compensation may be deferred on a periodic and mandatory basis. The Plan Administrator shall determine this percentage at its sole discretion.

4.2.2
Elective Deferrals. Notwithstanding the mandatory non-elective deferrals, a Participant may, at the sole discretion of the Plan Administrator, elect to defer additional amounts of Compensation under the terms of the Plan. Both bonus and base compensation may be deferred.

4.3    Plan Investments. Amounts deferred into the Plan may, at the sole discretion of NGI, either be converted into Share Units based on a conversion ratio determined at the sole discretion of NGI, or not. Those amounts not converted into Share Units will be tracked as cash balances and will be credited with interest upon periodic valuations, pursuant to Section 4.5. Said interest will be credited at the average Applicable Federal Rate (“AFR”) for the applicable valuation period.

4.4    Operational Rules. The Committee shall determine the circumstances under which a particular Benefit Account may be established, the minimum or maximum amount or percentage compensation to be contributed to a Benefit Account, the procedures for making or changing deferral elections. Any amounts deferred (including amounts previously deferred) under the Plan will not be considered made available to the Participant solely because the Participant is permitted to elect to increase his participation in the Plan.

4.5    Account Options. The Committee shall have the power, from time to time, to dissolve Benefit Accounts, to direct that additional Benefit Accounts be established and, under rules established by the Committee, to withdraw or limit participation in a particular Benefit Account.

4.6    Valuation of Fund. The Plan Administrator shall value Each Benefit Account from time to time, but not less frequently than each Annual Valuation Date. This valuation shall reflect, as nearly as possible, the then fair market value of the Benefit Account, and, if applicable, also based on the estimated fair market value of NGI stock.

4.7    Effect of Dividends and Distributions. Netplex agrees, whenever any dividend or other distribution is paid on the NGI shares held in Trust, to either reinvest some or all said dividends and distributions in additional NGI shares, or to hold as a non-NGI investment pursuant to Section 4.3, at NGI’s sole discretion, either of which shall also be included in each Plan Participants’ respective Benefit Account.

4.8    Shares Subject to this Plan. NGI shares to be contributed to the Plan on behalf of Plan Participants shall be authorized but previously unissued, or reacquired shares of NGI’s common stock. The aggregate number of NGI shares that may be contributed under this Plan shall not exceed 5,000,000 Shares. The maximum number of NGI shares that may be contributed for the benefit of any Plan Participant under this Plan per calendar year shall be limited to 2,000,000 shares.

4.9    Voting Rights. Voting rights attributable to NGI shares held in the Trust shall be voted by the Trustee as directed by Plan Participants, pursuant to the Trust Agreement Section 8(c).

4.10    Contributed Shares Not to Exceed Shares Available. The number of NGI shares contributed under this Plan at any time during the Plan’s term shall not, in the aggregate at any time, exceed the number of shares authorized for issuance under the Plan. The number of shares forfeited for any reason shall again be available for issuance under the Plan. Unvested shares repurchased by NGI, at the original exercise or issue price paid per share pursuant to its repurchase rights under the Plan, shall also be available for re-issuance under the Plan.

SECTION 5

VESTING OF ACCOUNT

5.1.    Vested Benefit. A Participant shall be considered to be 100% vested in his or her Benefit Account from the date of deferral unless otherwise determined by the Plan Administrator. Any such restrictions must be communicated to Eligible Employees prior to the deferral elections to which the restriction applies. For purposes of this provision, the term “vested” means an interest in the benefit described under the Plan which may be payable to or on behalf of the Participant in accordance with the terms of the Plan.

SECTION 6

DISTRIBUTIONS

6.1    Form of Distribution. Each Participant eligible for Benefits under the Plan shall receive a lump sum cash (or note equivalent, pursuant to section 6.1.1) payment equal to their deferred vested benefit credited with earnings, and the number of NGI shares equal to the corresponding number of Share Units credited to the Participant’s Benefit Account as of the date of Distribution.

6.1.1
Note Equivalent Distribution. Netplex may, at its sole discretion, elect to make a distribution in the form of a note rather than in cash. In this event the term of the note will be for not more than five (5) years, and the principal on the note will earn interest at the Applicable Federal Rate set forth in the immediately preceding quarter and for the appropriate term plus two (2) percentage points. Payments on the note will be made no less frequently than annually.

6.2    Distribution Requirements. A Participant may not receive a Distribution under the Plan prior to the occurrence of a distributable event set forth in this Section 6.2. Amounts credited to a Participant’s Benefit Account shall become distributable in accordance with Section 7 upon the earliest to occur of the following events:

(a)	the Participant’s “separation from service” with Netplex whether voluntary or involuntary, as determined in accordance with Section 6.3;

(b)	a Change of Control in accordance with Section 6.4; or

(c)	the two year anniversary of the original adoption of this Plan as defined in Section 12 of this Plan.

6.3    Separation from Service. An Employee is separated from service with Netplex, if the employee:

(a)	Is either voluntarily or involuntarily relieved of his duties at Netplex;

(b)	Is retired from Netplex,

(c)	Becomes Disabled while an Employee of Netplex, as defined in Section 1.2.9 of this Plan, or

(d)	Becomes deceased while still an Employee of Netplex.

6.4    Change of Control. A Change in Control occurs in any one of the following ways:

(a)
The merger or consolidation of NGI with or into another unaffiliated entity, or the merger of another unaffiliated entity unto NGI or any subsidiary thereof with the effect that immediately after such transaction the stockholders of NGI immediately prior to such transaction hold less than fifty percent (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation,

(b)
The sale, lease or other transfer of all or substantially all of NGI’s assets to an unaffiliated person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934m as amended) or the sale or transfer of more than fifty-one percent (51%) of NGI’s then outstanding voting stock (other than in a restructuring transaction which results in the continuation of NGI’s business by an affiliated entity) to such persons or group, or

(c)	The adoption by NGI’s shareholders of a plan relating to the liquidation or dissolution of NGI.

SECTION 7

DISTRIBUTION OF BENEFITS

7.1.    Timing of Distribution.

7.1.1
Separation from Employment. In the event a Plan Participant separates from employment, all Benefits held in that Participant’s Benefit Account as of the date of separation from employment shall be distributed within 30 days of separation from employment in one Distribution.

7.1.2
Change of Control. In the event a Plan Participant continues employment beyond a Change of Control, all Benefits held in that Participant’s Benefit Account as of the Change of Control shall be distributed in one Distribution within 30 days of the Change of Control

7.1.3
Adoption of Plan. In the event a Plan Participant continues employment beyond the two year anniversary of the Adoption of this Plan, all Benefits held in that Participant’s Benefit Account as of the two year anniversary of the Adoption of this Plan shall be distributed in one Distribution on such anniversary.

7.2.    Transfers From This Plan. Notwithstanding any provisions of this Plan to the contrary, any part of a former Participant’s Benefit Account may, instead of being distributed in accordance with this Section 7, be transferred to another deferred compensation plan in which the former Participant has become a participant as a consequence of retaining employment with an acquiring entity of NGI, provided the acquiring entity’s deferred compensation plan allows for such a transfer.

7.3    Tax Withholding. At the time of Distribution, Netplex will require as a condition of the delivery of a Plan Participant’s Benefit Account the withholding, either in the form of NGI shares or cash, of an amount necessary to satisfy the applicable federal, state and local income and payroll taxes.

7.4.    Designation of Beneficiaries.

7.4.1.
Right to Designate. Each Participant may designate, upon forms to be furnished by and filed with the Plan Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Benefit Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Plan Administrator during the Participant’s lifetime.

7.4.2.	Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter revokes such designation without designating another Beneficiary, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Benefit Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the Participant’s surviving spouse, or, if no spouse survives the Participant, then to the representative of the Participant’s estate.

7.4.3.
Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(a)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(b)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(c)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

7.4.4.	Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, and thereafter the marriage between the Participant and such person is dissolved, annulled or otherwise legally terminated, then such person shall be deemed to have predeceased the Participant; provided, however, that if the Participant designates such person as a Beneficiary on a form executed by the Participant and received by the Plan Administrator after the date of the legal termination of the marriage between the Participant and such person, and during the Participant’s lifetime, then such person shall not be deemed to have predeceased the Participant (unless such person shall have in fact predeceased the Participant).

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is executed or is filed by a Participant who, at the time of such execution or filing, is then a minor under the law of the state of the Participant’s legal residence. The

Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.4.5.
Facility of Payment. In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under the Plan, payment shall be made pursuant to Section 6.1, if the Committee shall be advised of the existence of such condition:

(a)	to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)
to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided, however, that such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of Netplex and the Committee.

SECTION 8

PLAN ADMINISTRATION

8.1.    Committee.

8.1.1.
Administrator. The administrator of the Plan shall be NGI. Except as hereinafter provided, NGI shall appoint a Committee to act for and on behalf of NGI with respect to the administration of the Plan. The Committee may delegate authority with respect to the administration of the Plan as herein provided as it deems necessary or appropriate for the administration and operation of the Plan.

8.1.2.
Appointment and Removal. The members of the Committee shall serve at the pleasure of NGI and shall (unless NGI determines otherwise) consist of those persons designated by NGI. Members of the Committee shall serve without compensation.

8.1.3.
Automatic Removal. If any individual no longer satisfies the requirements established by NGI for serving on the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to satisfy such requirements. This removal shall occur automatically and without any requirement for action by NGI or any notice to the individual so removed.

8.1.4.
Authority. The Committee shall be authorized to act for and on behalf of NGI with respect to the administration and operation of the Plan. The Committee shall have sole discretionary responsibility for the operation, interpretation and administration of the Plan and for determining eligibility for Plan benefits. Any benefits payable under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. Any action taken on any matter within the discretion of the Committee shall be final, conclusive and binding on all parties. In order to discharge its duties hereunder, the Committee shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer the Plan, to delegate ministerial duties and to employ such outside professionals as may be required for prudent administration of the Plan.

8.1.5
Indemnification. NGI will indemnify and hold harmless each current and former member of the Committee against any and all expenses and liabilities arising out of such member’s action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member’s own willful misconduct or gross negligence.

8.2.    Conflict of Interest. If any Employee of NGI to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, such Participant shall have no authority as such Employee or member with respect to any matter specially affecting such Participant’s individual interest hereunder or the interest of a person superior to him or her in the organization (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other Employees or members as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

8.3    Insolvency. If NGI, or one of the participating subsidiaries or affiliates, is Insolvent, Benefits shall not be payable under this plan to the employees of the Insolvent participating employer. NGI or one of the participating subsidiaries or affiliates shall be considered “Insolvent” for purposes of this Plan if (1) the entity is unable to pay its debts as they become due or (2) the entity is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. Pursuant to the trust doc, once the trustee is notified of the company’s insolvency, the trust is frozen and all assets go to the bankruptcy estate; this would include the stock

8.4.    Spendthrift Provision. No Participant or Beneficiary shall have any power to anticipate, alienate, dispose of, pledge or encumber any amounts credited to any Benefit Account under the Plan, nor shall NGI recognize any assignment thereof, either in whole or in part, nor shall any amounts credited to any Benefit Account under the Plan be subject to attachment, garnishment, execution following judgment or other legal process.

The power to designate Beneficiaries to receive the amounts credited to the Benefit Account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by NGI.

This Section shall not prevent NGI from exercising, in its discretion, any of the applicable powers and options granted to it upon the occurrence of a distributable event described in Section 6.1, as such powers may be conferred upon it by any applicable provision hereof.

SECTION 9

TRUST PROVISIONS

9.1    Establishment of a Trust. A trust shall be established to hold all NGI shares contributed by Netplex pursuant to Section 4. Except as otherwise provided in Section 4 of the Trust Agreement, the Trust shall be irrevocable and no portion of the Trust Fund shall be used for any purpose other than the deliver of NGI shares pursuant to satisfaction of the distribution requirements pursuant to Section 6.2, and the payment of expenses of the Plan and Trust.

9.2    Trust Status. The Trust is intended to be a grantor trust, within the meaning of Section 671 of the Code, of which Netplex is the grantor, and this Plan shall be construed in accordance with such intent. Notwithstanding any other provision of this Plan, the Trust Fund shall remain the property of Netplex and be subject to the claims of creditors of NGI and the creditors of the participating subsidiaries and affiliates in the event that either NGI or a participating subsidiary or affiliate is Insolvent, as described in the Trust Agreement and Section 8.3 herein. No Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Participant’s employer, either NGI or a participating subsidiary or affiliate.

9.3    Termination of Trust. Any NGI shares not distributed to a Participant upon termination of the Trust, shall revert to NGI at that time.

SECTION 10

AMENDMENT AND TERMINATION

10.1.    Amendment of Plan. NGI shall have the right to amend the Plan, at any time and from time to time, in whole or in part in the same manner as any other action which may be taken by NGI. NGI shall notify the Participants of any Plan amendment.

10.2. Plan Termination. Although NGI has established this Plan with the intention and expectation to maintain the Plan indefinitely, NGI may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, all Deferrals shall cease. Each Participant’s Benefit Account shall remain in tact until Distribution of Benefits commences pursuant to Section 7.

SECTION 11

MISCELLANEOUS

11.1.    Claims Procedure. Until modified by the Committee, the claims procedure set forth in this Section 11.1 shall be the claims procedure for the resolution of disputes and disposition of claims arising under the Plan. An application for a Distribution under Section 7 shall be considered as a claim for the purposes of this Section.

11.1.1.
Original Claim. Any Employee, former Employee, or Beneficiary of such Employee or former Employee may, if the Employee, former Employee or Beneficiary so desires, file with the Committee a written claim for Benefits under the Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)	the specific reasons for the denial,

(b)	the specific references to the pertinent provisions of this Plan on which the denial is based,

(c)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(d)	an explanation of the claims review procedure set forth in this Section.

11.1.2.
Claims Review Procedure. Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Committee a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Committee shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty days from the date the request for review was filed) to reach a decision on the request for review.

11.1.3.	General Rules.

(a)
No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)	All decisions on claims and on requests for a review of denied claims shall be made by the Committee.

(c)	The Committee may, in its discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)
Claimants may be represented by a lawyer or other representative at their own expense, but the Committee reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(e)
The decision of the Committee on a claim and on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)
Prior to filing a claim or a request for a review of a denied claim, the claimant or the claimant’s representative shall have a reasonable opportunity to review a copy of this Plan and all other pertinent documents in the possession of NGI and the Committee.

(g)	The Committee may, in its discretion, rely upon any applicable statute of limitations as a basis for denial of any claim.

11.1.4.
Exhaustion of Administrative Remedies. No Employee, former Employee, or Beneficiary of such Employee or former Employee may commence any legal action to recover Plan benefits or to enforce or clarify rights under the Plan, or under any provisions of law, whether or not statutory, until the claims and review procedures set forth herein have been exhausted in their entirety.

11.2.    Information Furnished by Participants. Neither Netplex nor the Committee shall be liable or responsible for any error in the computation of the Benefit Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to Netplex or the Committee and used by them in determining the Participant’s Benefit Account. Neither Netplex nor the Committee shall be obligated or required to increase the Benefit Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth and such amount shall be allocated and reallocated to the Benefit Account of the Participants in the Plan.

11.3.    Term of Employment. Neither the terms of this Plan nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any Employee. NGI shall not be obliged to continue the Plan, nor shall any participating subsidiary or affiliate be obliged to continue to participate. The terms of this Plan shall not give any Employee the right to be retained in the employment of Netplex.

11.4.    Representations. Netplex does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of participation. Furthermore, Netplex does not represent or guarantee successful investment of Deferrals and shall not be required to restore any loss which may result from such investment or lack of investment.

11.5.    Severability. If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

11.6    Controlling Document. The provisions of the Trust Agreement shall control in the event the provisions of this Plan are inconsistent with the Trust Agreement.

11.7    Applicable Law. This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the State of Virginia.

SECTION 12

ADOPTION

Execution of this document serves to effectuate the restatement of the Netplex Group, Inc. Deferred Compensation Plan, the original Plan having been duly adopted as of August 6, 2001.

IN WITNESS WHEREOF, this Amended and Restated The Netplex Group, Inc. Deferred Compensation Plan is duly executed by NGI, effective as of September 30, 2002.

By:

Title:

Signature:

Date:

ATTACHMENT I

SUBSIDIARY OR AFFILIATE
EMPLOYER ADOPTION AGREEMENT FOR THE
AMENDED AND RESTATED THE NETPLEX GROUP, INC.
DEFERRED COMPENSATION PLAN

Execution of this agreement serves to effectuate the participation in the Amended and Restated Netplex Group, Inc. Deferred Compensation Plan.

ADOPTING EMPLOYER:

PLAN NAME:	Amended and Restated The Netplex Group, Inc.

Employee Deferred Compensation Plan

PLAN EFFECTIVE DATE:

IN WITNESS WHEREOF, this Amended and Restated The Netplex Group, Inc. Deferred Compensation Plan is duly adopted by the Employer, effective as of the day and year first above written.

By:

Title:

Signature:

Date:

ATTACHMENT II

PARTICIPATING AFFILIATES

Affiliates Designated as Eligible to Participate	Committee Member or Authorized Representative	Date